                                                       EXHIBIT
   3(b)

                                        As amended April 19, 2000


                             BY-LAWS
                               OF
                    NEW ENGLAND POWER COMPANY


                           ARTICLE 1.

                    Classes of Capital Stock.

     The capital stock of the corporation shall consist of common stock of the par value of $20 a share, and the 6% Cumulative Preferred Stock of the par value of $100 a share, having the preferences, voting rights, restrictions and qualifications as follows:

     Section 1. 6% Cumulative Preferred Stock and Common Stock. (Whenever in this Section 1 reference is made to "preferred" or "preferred stock", it shall be deemed to be a reference to the 6% Cumulative Preferred Stock unless expressly provided otherwise.)

     At every meeting of the stockholders every holder of shares of stock, whether preferred or common, shall be entitled to one vote either in person or by proxy for every such share registered in his name. The holders of the preferred stock shall be entitled to receive or to have set apart, out of the surplus or net profits of the corporation, as and when declared by the board of directors, a dividend at the rate of, but never exceeding, six per centum per annum, cumulative, on all such preferred stock outstanding at the time, which dividend shall be payable yearly, half-yearly or quarterly as the board of directors may, from time to time, fix and determine, and before any dividend shall be set apart for or paid on the common stock. Whenever a dividend is declared or paid on the preferred stock and all prior dividends on the outstanding shares of such stock shall have been paid or set apart, the board of directors may, if in its judgment, the surplus or net profits, after deducting the amount of dividends to accrue on the said outstanding preferred stock during the current year, shall be sufficient for such purpose, then or thereafter declare and pay dividends on the common stock payable yearly, half- yearly or quarterly, and payable then or thereafter out of any remaining surplus or net profits of the year then current or last past and of any previous year in which full dividends shall have been paid on the preferred stock. In case of a liquidation or dissolution or winding up (whether voluntary or involuntary) of the corporation, the holders of the preferred stock shall receive cash to the amount of the par value of such preferred stock, together with all accrued and unpaid dividends thereon (but no more), before any payment is made to the holders of the common stock, and the holders of the common stock shall be solely entitled to the entire assets of the corporation or the proceeds thereof, remaining after the payment in full, at its par value, of the preferred stock then outstanding, together with all dividends thereon accrued and unpaid. But dividends shall not cumulate upon any preferred shares for any period during which the same were not outstanding preferred shares of the corporation. If the corporation at any time increases its capital stock, and the new or additional shares are required by law to be offered proportionately to its stockholders, the holders of all classes of preferred stock only shall be entitle to subscribe for new or additional preferred stock of any class and the holders of common stock only shall be entitled to subscribe for new or additional common stock and notice of such increase as required by law need be given and the new shares need be offered proportionately only to the stockholders who are so entitled to subscribe.


                           ARTICLE II.

                Stock Certificates and Transfers.

     Section 1.     Certificates.   Each stockholder shall be entitled to a
   certificate of the capital stock of the corporation owned by him in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice- president and by the treasurer or an assistant treasurer, and shall bear the seal of the corporation; provided, however, that when any such certificate is signed by a transfer agent and by a registrar and the registrar is not the same person, partnership, association, trust or corporation as the transfer agent, the signature of the president or a vice-president or of the treasurer or an assistant treasurer of the corporation, or both such signatures, or the seal of the corporation, or either or both of such signatures and such seal, upon such certificate may be facsimile, and such certificate shall be as valid and effectual for all purposes as if signed by such officer or officers, or sealed with the seal of the corporation, as the case may be. The fact that a person signing has ceased to be an officer shall not invalidate any such certificate.

     Section 2. Transfer Books. The Treasurer or such agent or agents as may be employed by the treasurer with the approval of the board of directors shall keep the stock and transfer books of the corporation and a record of all certificates of stock issued and of all transfers of stock and a register of all the stockholders, their addresses and the number of shares held by each. The board of directors may fix in advance a time, not more than thirty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the board of directors may for any of such purposes close the transfer books for all or any part of such thirty-day period.

     Section 3. Transfer of Shares. Subject to the restrictions, if any, imposed by the agreement of association, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power or attorney to sell, assign or transfer the same or the share represented thereby, properly executed; but the person registered on the books of the corporation as the owner of shards shall have the exclusive right to receive dividends thereon and to vote thereon as such owner and, except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

     Section 4. Loss of Certificates. In case of the alleged loss or destruction, or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the board or directors may prescribe.


                          ARTICLE III.

                        Stockholders.

     Section 1. Annual Meeting. The annual meeting of stockholders generally entitled to vote shall be held on the third Wednesday of April in each year, if it be not a legal holiday, and if it be a legal holiday, then on the next succeeding full business day not a legal holiday. Annual meetings of stockholders shall be held at the office of the corporation in the Town of Westborough, Massachusetts, or at such other place in Massachusetts as the president or a majority of the directors may designate. Purposes for which annual meetings are to be held additional to those prescribed by law, by the agreement of association and by these by-laws may be specified by the board of directors or by writing signed by the president or by a majority of the directors or by stockholders who hold at least one-tenth of the aggregated par value of the capital stock entitled to vote at the meeting. If any such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at said annual meeting.

     Section 2. Special Meetings. Special meetings of the stockholders may be called to be held anywhere in Massachusetts by the president or by a majority of the directors, and shall be called by the clerk or, in case of the death, absence, incapacity or refusal of the clerk, by any other officer of the corporation, upon written application of stockholders who hold at least one-tenth of the aggregate par value of the capital stock entitled to vote at the meeting, stating the time, place and purpose of the meeting.

     Section 3. Notice of Meetings. A written or printed notice of each meeting of stockholders, stating the place, day and hour thereof and the purpose for which the meeting is called, shall be given by the clerk, at least seven days before such meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. In the absence or disability of the clerk, such notice may be given by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors. No notice of the time, place or purpose of any regular or special meeting of the stockholders shall be required if every stockholder entitled to notice thereof is present in person or is represented at the meeting by proxy or if every such stockholder, or his attorney thereunto authorized, by a writing which is filed with the records of the meeting, waives such notice.

     Section 4. Quorum. At any meeting of the stockholders, a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question, but a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further action. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the agreement of association or by these by- laws, decide any question brought before such meeting.

     Section 5. Proxies and Voting. Stockholders may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which shall be filed with the clerk of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.


                           ARTICLE IV.

                           Directors.

     Section 1. Powers. The board of directors shall have, and may exercise, all the powers of the corporation, except such as are conferred upon the stockholders by law, by the agreement of association and by these by-laws.

             Section 2. Election. A board of not less than three directors shall be chosen by ballot at the annual meeting of the stockholders or at the special meeting held in lieu thereof. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected, provided that the board of directors may otherwise fix the number of directors at a number no less than three nor more than eleven until the
   next annual meeting or special meeting in lieu of such annual meeting.   Any
   vacancies so created may be filled pursuant to the provisions of Article IV,
   Section 6 hereof. No director need be a stockholder. Subject to law, to the articles of organization, and to the other provisions of these by-laws, each director shall hold office until the next annual meeting of the stockholders electing such director and until his successor is chosen and qualified.

     Section 3. Regular Meeting. Regular meetings of the board of directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the board of directors may be held without notice immediately after, and at the same place as the annual meeting of the stockholders, or the special meeting of the stockholders held in place of such annual meeting.

     Section 4. Special Meetings. Special meetings of the board of directors may be held at any time and at any place when called by the president, treasurer or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to send notice by mail or telegram at least forty-eight hours before the meeting addressed to him as his usual or last known business or residence address.

     Section 5.     Quorum.   A majority of the board of directors shall
   constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as otherwise provided, when a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

     Section 6. Vacancies. If the office of any director, one or more, elected by the stockholders generally entitled to vote, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining directors so elected, though less than a quorum, may, unless such vacancy shall have been filled by the stockholders generally entitled to vote, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term.

     Section 7. Committees: The board of directors may, by vote of a majority of the directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those that by law, the articles of organization or these by-laws they are prohibited from delegating to such committee. Except as otherwise provided in these by-laws or as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but, unless otherwise provided in these by-laws, by the directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the directors. Except as otherwise provided in these by-laws, the board of directors shall have the power at any time to fill vacancies in any such committee, to change its membership, the powers delegated thereto, or to discharge the committee.


                          ARTICLE IV-A.

                   Special Nuclear Committee.

     Section 1. Establishment of Committee; Membership. The board of directors shall establish a Special Nuclear Committee. The members of the Special Nuclear Committee shall be elected by the board of directors from their number. The corporation shall immediately inform the Nuclear Regulatory Commission of any change in the membership of the Special Nuclear Committee. The membership of the Special Nuclear Committee shall consist of three directors, or such larger number as the board of directors, from time to time, shall determine. No director may serve on the Special Nuclear Committee unless such director is a citizen of the United States of America. A majority of the members of the Special Nuclear Committee shall at all times be made up of directors ("Independent Directors") who are not current or former employees of the corporation or of any other affiliated entity (a) that owns, directly or indirectly through one or more subsidiaries, a majority of the outstanding capital stock of the corporation, (b) a majority of the outstanding equity securities of which is owned, directly or indirectly through one or more subsidiaries, by the corporation, or (c) a majority of the outstanding equity securities of which is owned, directly or indirectly through one or more subsidiaries, by any entity referred to in clause (a) of this Section 1.

     Section 2. Term; Removal. Each member of the Special Nuclear Committee shall serve for a term commencing on the date of election to the Special Nuclear Committee and ending at the next annual meeting of stockholders or special meeting held in lieu thereof. Notwithstanding the right of the stockholders to remove directors as provided in Article IV,
   Section 2 of these by-laws, during any director's term as a member of the Special Nuclear Committee, such member shall not be removed except for willful and continued failure by such member to substantially perform his or her duties to the corporation in accordance with these by-laws, or such member's conviction of fraud, embezzlement, theft or other criminal conduct involving a felony.

     Section 3. Regular Meetings. Regular meetings of the Special Nuclear Committee may be held at such places and at such times as the members of the Special Nuclear Committee may by vote from time to time determine, and if so determined, no notice thereof need be given.

     Section 4. Special Meetings. Special meetings of the Special Nuclear Committee may be held at any time and at any place when called by two or more members of the Special Nuclear Committee, reasonable notice thereof being given to each member of the Special Nuclear Committee, or at any time without call or formal notice, provided all the members of the Special Nuclear Committee are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a member of the Special Nuclear Committee to send notice by mail or telegram at least forty-eight hours before the meeting addressed to such member at his or her usual or last known business or residence address.

     Section 5. Quorum. A majority of the members of the Special Nuclear Committee shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as otherwise provided, when a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

     Section 6. Vacancies. If the office of any member of the Special Nuclear Committee, one or more, elected by the board of directors pursuant to Section 1 of this Article IV-A, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining members of the Special Nuclear Committee, though less than a quorum, may, unless such vacancy shall have been filled by the board of directors, choose by a majority vote of their entire number, a successor or successors from among the members of the board of directors who are citizens of the United States of America, who shall hold office for the unexpired term. Such successors shall be chosen in such a manner to ensure that, after giving effect to their selection, a majority of the members of the Special Nuclear Committee are Independent Directors, as such term is defined in Section 1 of this
   Article IV-A.

     Section 7. Nuclear Authority Delegated to Special Nuclear Committee. Except as otherwise provided in Section 8 of this Article IV-A, the Special Nuclear Committee shall have sole discretion and decision-making authority on behalf of the corporation as to all matters involving any interests that the corporation may hold, now or in the future, in any nuclear power facility, whether such ownership interest is direct or indirect. Without limiting the generality of the foregoing, the Special Nuclear Committee shall, except as otherwise provided in Section 8 of this Article IV-A, have sole decision- making authority with respect to all matters relating to the operation, maintenance, contribution of capital, decommissioning, and fuel cycle matters with respect to all such nuclear power facilities. The Special Nuclear Committee shall report to the board of directors on a quarterly basis with respect to its activities, but such reports shall be for informational purposes only, and any powers that the board of directors generally might otherwise have with respect to any such matters are, except as otherwise provided in this Article IV-A, permanently and irrevocably delegated to the Special Nuclear Committee.

     Section 8. Certain Decisions Reserved to Board of Directors. Notwithstanding Section 7 of this Article IV-A, after consultation with the Special Nuclear Committee, the board of directors shall have, with respect to any nuclear power facility in which the corporation has a direct or indirect interest, the following rights:

     (a) The right to vote as to whether or not to close any such nuclear facility and begin decommissioning, and to vote as to whether to seek relicensing of such facility (once the joint owners of a nuclear unit have made a decision to decommission or restart such unit, the decision- making process to then reside with the Special Nuclear Committee to provide the corporation's inputs to the joint owners regarding the details of implementing such decision); and

     (b) The right to determine to sell, lease or otherwise dispose of the corporation's interest in any such facility.

     Section 9. Access to Restricted Information. To the extent that the corporation, by virtue of its ownership of any direct or indirect interest in any nuclear power facility, obtains any so-called "Restricted Data" as to which access is restricted pursuant to the provisions of the Atomic Energy Act of 1954, as amended, or any rules, regulations or orders of the Nuclear Regulatory Commission, access to any such information shall be limited solely to the members of the Special Nuclear Committee, and the members of the Special Nuclear Committee shall not, without the permission of the Nuclear Regulatory Commission, reveal any such information to any foreign citizen or other person with whom it shall be unlawful to share any such information.

     Section 10.    Report of Foreign Influence; Whistle Blower Protections.
   In the event that any member of the Special Nuclear Committee believes that any action by a foreign citizen is designed to influence such member's behavior with respect to any nuclear power facility to the detriment of the national interest of the United States of America, such member is authorized and directed to report such behavior to the Nuclear Regulatory Commission. The corporation hereby extends to each member of the Special Nuclear Committee the full protection afforded by the so-called "whistle blower" regulations of the Nuclear Regulatory Commission as codified at 10 C.F.R.
   Section 50.7, and agrees that the phrase "protected activity" used therein shall include, with respect to each member of the Special Nuclear Committee, any action or decision made by any such member pursuant to this Article IV-A of these by-laws, including any votes cast by any such member.


     Section 11.    Amendments to By-law Provisions Relating to Special
   Nuclear Committee.   Notwithstanding Article IX of these by-laws, the
   provisions of this Article IV-A shall not, without the prior consent of the Director of Nuclear Reactor Regulation of the Nuclear Regulatory Commission, be amended or repealed unless and until (a) the provisions of the Atomic Energy Act of 1954, as amended, or the applicable regulations thereunder, are amended such as to remove the current provisions thereof restricting foreign ownership of nuclear power facilities, or (b) the corporation shall, with the consent of the Nuclear Regulatory Commission, have disposed of all of its interests in any nuclear power facilities. In the event that either such condition shall have been met, the corporation shall, prior to amending or repealing the provisions of this Article IV-A, notify the Nuclear Regulatory Commission of its intent to effect such amendment or repeal.

                           ARTICLE V.

                            Officers.

     Section 1. Election and Appointment. The officers shall be a president, a clerk, a treasurer and such other officers and agents as the board of directors may in their discretion appoint. The treasurer and the clerk shall be chosen by ballot at the annual meeting of the stockholders generally entitled to vote. The president shall be elected annually by the board of directors after its election by the stockholders. So long as the corporation is a licensee of Millstone Unit No. 3 or of Seabrook Unit No. 1, all officers shall be citizens of the United States. The president shall be a director. The clerk shall be a resident of Massachusetts. So far as is permitted by law, any two or more offices may be filled by the same person. Subject to law, to the articles of organization and to the other provisions of these by-laws, the treasurer and clerk shall each hold office until the next annual meeting of stockholders generally entitled to vote and until his successor is chosen and qualified, the president shall hold office until the first meeting of directors after the next annual meeting of stockholders generally entitled to vote and until his successor is chosen and qualified and the other officers and agents shall hold office during the pleasure of the board of directors or for such term as the board of directors shall prescribe. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth such duties and powers as are commonly incident to his office, and such duties and powers as the board of directors shall from time to time designate.

     Section 2. President. Except as otherwise determined by the board of directors, the president shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and of the board of directors at which he is present. The president shall have custody of the treasurer's bond.

     Section 3. Clerk. The clerk shall keep an accurate record of the proceedings of all meetings of the stockholders in books provided for the purpose, which books shall be kept at the principal office of the corporation and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the clerk at any such meeting, a temporary clerk shall be chosen, who shall record the proceedings of such meeting in the aforesaid books. The clerk and such temporary clerk shall be sworn.


     If no secretary is appointed, the clerk shall also keep accurate minutes of all meetings of the board of directors and in his absence from any such meeting a temporary clerk shall be chosen, who shall be sworn and shall record the proceedings of such meeting.

     Section 4. Secretary. If a secretary is appointed, he shall keep accurate minutes of all meetings of the board of directors, and in his absence from any such meeting a temporary secretary shall record the proceedings thereof.

     Section 5. Treasurer. The treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall have power to endorse for deposit or collection all notes, checks, drafts, etc., payable to the corporation or its order, and to accept drafts on behalf of the corporation. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation. If required by the board of directors he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the board of directors shall require.

     Any assistant treasurer shall have such powers as the board of directors shall from time to time designate.

     Section 6. Removals. The stockholders generally entitled to vote may, at any special meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and generally entitled to vote, remove from office the treasurer, clerk or any director elected by the stockholders generally entitled to vote, and elect his successor. The board of directors may likewise, by vote of a majority of their entire number, remove from office any officer or agent of the corporation; provided, however, that the board of directors may remove the treasurer or clerk for cause only.

     Section 7. Vacancies. If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors may, unless such vacancy, if in the office of the treasurer or clerk, shall have been filled by the stockholders generally entitled to vote, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term, subject to the provisions of Section 6 of this Article V.

                           ARTICLE V-A

                 Liability and Indemnification.

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except with respect to any matter as to which such liability shall have been imposed (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter one hundred and fifty-six B of the General Laws of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit.

     The corporation shall indemnify each of its directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to any employee benefit plan, as in the best interests of the participants or beneficiaries of such plan. As to any matter disposed of by a compromise payment by a director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, if no change in control has occurred (a) by a disinterested majority of the directors then in office, (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested director or officer or, if a change in control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

     Expenses incurred with respect to the defense or disposition of any action, suit or proceeding heretofore referred to in this Article shall be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification, which undertaking shall be accepted without reference to the financial ability of the recipient to make such repayment.

   If in an action, suit or proceeding brought by or in right of the corporation, a director is held not liable, whether because relieved of liability under the first paragraph of this Article or otherwise, he shall be deemed to have been entitled to indemnification for expenses incurred in defense of said action, suit or proceeding.

          (i) The term "officer" includes (a) persons who serve at the request of the corporation as directors, officers, or trustees of another organization and (b) employees of the corporation and its affiliates who serve in any capacity with respect to benefit plans for the corporation's employees.


          (ii) An "interested director" or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

          (iii) A "change in control" occurs when (a) any individual, corporation, association, partnership, joint venture, trust or other entity or association thereof acting in concert (excluding any employee benefit plan, dividend reinvestment plan or similar plan of the corporation, or any trustee thereof acting in such capacity) acquires more than 20% of the corporation's outstanding stock having general voting rights or more than 20% of the common shares of any entity owning more than 50% of the corporation's outstanding stock having general voting rights, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of such outstanding stock or shares to acquire stock or shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the continuing directors; or (b) continuing directors cease to constitute a majority of the board.

          (iv) The term "continuing director" shall mean any director of the corporation who (a) was a member of the board of directors of the corporation on the later of January 1, 1987, or the date the director or officer seeking indemnification first became such, or (b) was recommended for his initial term of office by a majority of continuing directors in office at the time of such recommendation.

     Nothing contained in this Article shall (i) limit the power of the corporation to indemnify employees and agents of the corporation or its subsidiaries other than directors and officers on any terms it deems appropriate not prohibited by law, (ii) limit the power of the corporation to indemnify directors and officers for expenses incurred in suits, actions, or other proceedings initiated by such director of officer or (iii) affect any rights to indemnification to which corporation personnel other than directors and officers may be entitled by contract or otherwise. The rights provided in this Article shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement allowable under the laws of The Commonwealth of Massachusetts.

     The provisions of this Article shall not apply with respect to any act or omission occurring prior to June 25, 1987. No amendment to or repeal of this Article shall apply to or have any effect upon the liability, exoneration or indemnification of any director or officer for or with respect to any acts or omissions of the director or officer occurring prior to such amendment or repeal.

                           ARTICLE VI.

                              Seal.

     The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the words "New England Power Company Massachusetts" on the periphery, and the words "Corporate Seal Consolidated 1916" within the circle, cut or engraved thereon.

                          ARTICLE VII.

                      Execution of Papers.

     Except as the board of directors may generally or in particular cases authorized the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation, shall be signed by the president, any vice-president, the treasurer or any assistant treasurer.

                          ARTICLE VII.

                          Fiscal Year.

     Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall be the calendar year.

                           ARTICLE IX.

                           Amendments.

     Subject to the provisions of law and of Article IV-A, Section 11, these by-laws may be amended, altered or repealed by a vote of a majority of the outstanding capital stock generally entitled to vote at any meeting of such stockholders, provided notice of the proposed amendment, alteration or repeal is given in the notice of said meeting.